                                                                   EXHIBIT 10.18

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk to denote where omissions have been made. The confidential material has been filed separately with the Commission.

                      LEXAR TECHNOLOGY LICENSE AGREEMENT

     This Lexar Technology License Agreement ("Agreement") is made and entered into as of this 21st day of March, 2000 ("Effective Date") between Lexar Media, Inc., a California corporation ("LEXAR") and Sony Corporation, a corporation of Japan ("SONY").

                                    RECITALS

     A. LEXAR is the owner and user of certain proprietary technology related to flash memory controllers, flash memory and system architecture.

     B. SONY designs, manufactures, markets and sells certain flash memory products and associated devices under the trademark "Memory Stick".

     C. SONY desires to receive from LEXAR a non-exclusive license to LEXAR's proprietary technology to develop, manufacture, market and sell Memory Stick and Improved Memory Stick products, Host Devices and components thereof on the terms and conditions of this Agreement.

     NOW, THEREFORE, SONY and LEXAR hereby agree as follows:

     1.   DEFINITIONS

          1.1  "Affiliate" shall mean, with respect to any person or entity, any
                ---------
other person or entity which controls, is controlled by or is under common control with such person or entity. For purposes of this Agreement, a person or entity shall be in "control" of an entity if it owns or controls at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to control the management and policies of such other entity.

          1.2  "Have Manufactured" means only that the licensee may contract
                -----------------
with a third party or parties to manufacture the licensed product for and on behalf of the licensee.

          1.3  "Host Device" means any electronics product that utilizes a
                -----------
Memory Stick or an Improved Memory Stick for the purposes of data storage, recording or retrieval.

          1.4  "Improved Memory Stick" means the Memory Stick improved by LEXAR
                ---------------------
or jointly by LEXAR and SONY which conforms to the Memory Stick Specifications.

          1.5  "Improved Memory Stick Interface" means the portion of the
                -------------------------------
Improved Memory Stick relating to the interface between flash memory and the flash memory controller.

          1.6  "Improvements Technology" means any improvements or enhancements
                -----------------------
to the Pertinent LEXAR Technology that are conceived or developed solely by SONY (except for implementation of MagicGate Memory Stick) and that would, absent the license granted hereunder, infringe or constitute a misappropriation of the LEXAR Intellectual Property Rights.

          1.7  "Intellectual Property Rights" means with respect to a party, all
                ----------------------------
rights of such party in and to (i) all patent applications and patents having a priority date prior to * and (ii) all mask work rights, copyrights, moral rights, trade secret rights and other know-how rights regarding subject matter generated prior to *.

          1.8  "LEXAR Intellectual Property Rights" means the Intellectual
                ----------------------------------
Property Rights in and to the Pertinent LEXAR Technology, which Intellectual Property Rights are owned by or licensed to LEXAR (with the right to grant sublicenses without payment of compensation to any third party other than employees of LEXAR).

          1.9  "Licensed Memory Stick" means a Memory Stick that incorporates or
                ---------------------
uses LEXAR Intellectual Property Rights.

          1.10 "MagicGate Memory Stick" means SONY's Memory Stick flash memory
                ----------------------
product with a copy protection feature.

          1.11 "Memory Stick" means a flash memory data storage device which
                ------------
meets the Memory Stick Specifications. Memory Stick shall include, without limitation, the Improved Memory Stick and the MagicGate Memory Stick.

          1.12 "Memory Stick Specifications" shall mean the specifications for
                ---------------------------
a certain flash memory data storage system, the outline of which is set forth in Exhibit A (as such specifications are from time to time modified or replaced by SONY in its sole discretion).

          1.13 "Net Selling Price" shall mean the gross sales price of a
                -----------------
product invoiced by SONY or its Affiliates to customers that are not Affiliates for the sale or other distribution of a Licensed Memory Stick, less (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such customers for damaged and returned product; (b) freight and insurance costs incurred in transporting such product to such customers; (c) cash, quantity and trade discounts, rebates and other price reductions for such product given to such customers under price reduction programs that are consistent with industry practices and price reductions given for similar products by SONY or its Affiliates; (d) sales, use, value-added and other direct taxes incurred on the sale of such product to such customers; and (e) customs duties, surcharges and other governmental charges incurred in exporting or importing such product to such customers. In the case of Licensed Memory Sticks distributed with other products during any quarter, the Net Selling Price of such Licensed Memory Sticks shall be the average Net Selling Price of the same or comparable model of Licensed Memory Sticks sold separately to unaffiliated third parties in arm's length transactions during such calendar quarter.

          1.14 "Pertinent LEXAR Technology" means the technology described in or
                --------------------------
related to LEXAR's patents and patent applications and all improvements and enhancements thereto except as specified on Exhibit B.

          1.15 "Royalty Term" shall mean fifteen (15) years from the Effective
                ------------
Date.

          1.16 "SONY Intellectual Property Rights" means the Intellectual
                ---------------------------------
Property Rights owned by or licensed to SONY (with the right to grant sublicenses without payment of compensation to any third party other than employees of SONY) in and to the Improvements Technology.

* Material has been omitted and filed separately with the Commission.

     2.   GRANT OF LICENSE RIGHTS

          2.1  LEXAR License Grants.
               --------------------

               (a) Subject to SONY's compliance with the terms and conditions of this Agreement and subject to Section 12.3 below, LEXAR hereby grants and agrees to grant to SONY a worldwide, nonexclusive, non-transferable, non-assignable, royalty-bearing license under all LEXAR Intellectual Property Rights to manufacture, Have Manufactured, use, offer for sale, import and sell Licensed Memory Sticks.

               (b) Subject to SONY's compliance with the terms and conditions of this Agreement and subject to Section 12.3 below, LEXAR hereby grants and agrees to grant to SONY a worldwide, nonexclusive, non-transferable, non-assignable, * license under all LEXAR Intellectual Property Rights to manufacture, Have Manufactured, use, offer for sale, import and sell Host Devices and any components of Licensed Memory Sticks or Host Devices, providedthat Sony shall only be licensed under LEXAR Intellectual Property in connection with that portion of a Host Device or of any component of a Host Device that communicates directly with a Licensed Memory Stick. Further, the license to offer to sell and sell Improved Memory Stick controllers apart from the Improved Memory Sticks is limited to sales and offers to sell such controllers to parties that have a license from LEXAR to manufacture Improved Memory Sticks from such controllers; provided, however, SONY shall be permitt ed to offer for sell and sell controllers any party as repair or replacement parts for Licensed Memory Stick.

          2.2  Sublicense.  SONY shall be permitted to sublicense the rights
               ----------
granted in Section 2.1 only to:

               (a) wholly-owned subsidiaries of SONY; provided that SONY shall promptly notify LEXAR in writing of sublicenses granted to subsidiaries and SONY shall acknowledge responsibility for such subsidiary's compliance with the terms of this Lexar Technology License Agreement; and

               (b) any parties for the manufacture, use, offer for sale, import and sale of Host Devices and any components of Host Devices, provided that such third parties shall only be sublicensed under LEXAR Intellectual Property Rights for that portion of a Host Device or of any component of a Host Device that communicates directly with a Licensed Memory Stick.

               SONY's sublicense rights under this Section 2.2(b) shall be contingent upon SONY entering into a written agreement with each sublicensee in the form of Exhibit C. SONY will provide LEXAR with a copy of each such
            ---------
sublicense agreement immediately after execution thereof. Nothing in this Agreement shall be construed as permitting SONY to reveal LEXAR Confidential Information, as such term is defined in Section 6, to sublicensees under this
Section 2.2(b). In the event that SONY determines that the Memory Stick Specification contains LEXAR Confidential Information, LEXAR and SONY agree to negotiate in good faith additional specific provisions to the form sublicensee agreement to sufficiently protect LEXAR's Confidential Information. LEXAR and SONY acknowledge that in the course of these negotiations, the parties' mutual interest in making the Host Device manufacturing license available as broadly as possible should be weighed against the importance of protecting LEXAR's Confidential Information.

               Sublicensees under this Section 2.2 shall not have the right to sublicense the rights granted under this agreement.

* Material has been omitted and filed separately with the Commission.

          2.3 Sony hereby grants to LEXAR a perpetual, irrevocable, worldwide, nonexclusive, * license under SONY Intellectual Property Rights to manufacture, Have Manufactured, use, offer for sale, import and sell products.

          2.4  LEXAR Acknowledgement.  SONY shall prominently mark the packaging
               ---------------------
of all Licensed Memory Sticks sold or distributed by SONY or its Affiliates, with an acknowledgement that such Licensed Memory Sticks incorporate Pertinent LEXAR Technology. SONY shall duplicate and apply LEXAR's patent and other proprietary rights notices, which LEXAR shall provide from time to time, to all Licensed Memory Sticks, and related packaging and documentation, sold or distributed by SONY and its Affiliates, to the same extent that LEXAR marks its own products and documentation.

          2.5  Restrictions.
               ------------

               (a) Except as expressly provided in Sections 2.1 and 2.2 above, SONY will have no right or license to use, sublicense, transfer or otherwise convey to any third party the LEXAR Intellectual Property Rights, or any enhancement, improvement or derivative thereof.

               (b) Except as otherwise provided in Section 2.4 above, SONY shall have no right to use the LEXAR tradename or LEXAR trademarks.

               (c)  SONY's exercise of its "Have Manufactured" rights under
Section 2.1 are contingent upon SONY entering into a written agreement with each manufacturer that protects the Confidential Information of LEXAR to the same extent as provided for in this Agreement.

               (d) SONY shall not permit any of its Host Device sublicensees or Contractors (as defined in Section 8) to, reverse engineer any of the Pertinent LEXAR Technology.

          2.6  Host Device License.  Upon the request of LEXAR, SONY shall grant
               -------------------
to LEXAR a * license to manufacture Host Devices on terms and conditions mutually agreeable to LEXAR and SONY and substantially in the form of SONY's standard form of Host Device license agreement, a copy of which is attached as Exhibit D.
---------

          2.7  Reservation.  No license or right is granted, by implication or
               -----------
otherwise, to SONY hereunder under any patent rights, Confidential Information or other intellectual property rights now or hereafter owned or controlled by LEXAR, except for the licenses and rights expressly granted in this Agreement. No license is granted to SONY with respect to other LEXAR products or other technologies.

     3.   TECHNOLOGY TRANSFER

          3.1  Delivery of Pertinent LEXAR Technology.  On or before *, upon the
               --------------------------------------
request of SONY, LEXAR shall deliver to SONY, no more often than quarterly, all Pertinent Lexar Technology (if any) in the form of (i) LEXAR proprietary firmware *; (ii) the flash memory interface *; (iii) the flash controller (in mask form); and (iv) the device driver *. Information contained in such * shall be held strictly confidential on a "bona fide need to know" basis under
Section 6 below.

* Material has been omitted and filed separately with the Commission.

          3.2   Delivery of Improvements Technology.  On or before *, upon the
                -----------------------------------
request of LEXAR, SONY shall deliver to LEXAR, no more often than quarterly, all Improvements Technology (if any).

          4.    PAYMENTS, PAYMENT TERMS AND OTHER CONSIDERATION

          4.1   License Fee.  In partial consideration for the licenses granted
                -----------
in Section 2 above, SONY shall pay LEXAR a nonrefundable, non-creditable against royalties, one-time license fee of *, due ten (10) calendar days after the Effective Date.

          4.2   Royalties.  In addition, during the Royalty Term for each
                ---------
Licensed Memory Stick sold or distributed by SONY or its sublicensees, SONY shall pay LEXAR a royalty equal to the lesser of: (i)* of the Net Selling
Price of such Licensed Memory Stick or (ii)*. Except as set forth in Section 4.4 below, such royalties shall not be subject to a right of setoff against any other amounts due and payable under this Agreement or any other agreement between the parties. Notwithstanding the foregoing, no royalty shall accrue on any Licensed Memory Stick incorporating a controller supplied by LEXAR.

          4.3   Flash Manufacturers.  *, SONY shall use commercially reasonable
                -------------------
efforts to assist LEXAR in * incorporating and *. LEXAR agrees *flash memory manufacturers* that do not *on the *. SONY agrees to* any flash manufacturer from *. In addition until *, SONY and LEXAR will use commercially reasonable efforts to *.

          4.4   LEXAR Technology Limitations.
                ----------------------------

                (a) LEXAR shall not license any third party under the LEXAR Intellectual Property Rights to manufacture or Have Manufactured Licensed Memory Sticks, unless such third party has also secured a license from SONY to manufacture Memory Sticks.

                (b) If LEXAR grants any third party a license under the LEXAR Intellectual Property Rights, such third party shall not have the right to offer for sale, sell or import Improved Memory Stick controllers to any party other than LEXAR or SONY.

                (c) If LEXAR grants to any third party a license under the LEXAR Intellectual Property Rights for an up-front royalty to LEXAR of less than
* Sony shall have the right to credit against amounts owing to LEXAR hereunder the difference between such up-front royalty and * provided that the aggregate amount of such credits shall not exceed * over the term of this Agreement.

                (d) If LEXAR grants to any third party a license under the Pertinent LEXAR Technology, Improved Memory Stick Technology or LEXAR Intellectual Property Rights for a running royalty to LEXAR of less than the lesser of (i) * per Licensed Memory Stick, and (ii) * of such licensee's net selling price of Licensed Memory Sticks,* set forth in * shall be * the amount by which the * such third party is *. For example, if the * such third party is
* set forth above, *.

                (e) LEXAR * cash consideration, and of the fair market value of any non-cash consideration, actually received by LEXAR or its Affiliates in connection with the * a third party under the *.

          4.5   Supply Agreement.  In the event that SONY desires to purchase
                ----------------
Improved Memory Stick controllers from LEXAR, LEXAR agrees to negotiate in good faith a supply agreement under which LEXAR would supply Improved Memory Stick controllers to SONY. The prices for controllers will be approximately (subject to change due to changes in costs):

          Prices of the Improved Memory Stick controller sold by LEXAR:

          *

* Material has been omitted and filed separately with the Commission.

          In the event that SONY desires to purchase Improved Memory Stick controllers directly from LEXAR's Contractors, LEXAR shall allow such Contractors to sell Improved Memory Stick controllers directly to SONY; provided, however, the parties acknowledge that if LEXAR support (if any) solely for such controller purchases is required, the price for such support shall be determined at the appropriate time. LEXAR will not charge royalties or other fees for such controllers sold directly to SONY.

          4.6  Payment Terms.  Within sixty (60) calendar days after the end of
               -------------
each calendar quarter, each party shall pay to the other party any royalties due and payable hereunder for such quarter. On any overdue payments, the overdue party shall pay a finance charge upon the unpaid balance of the lesser of one and a half percent (1.5%) per month and the maximum amount permitted by law.
All amounts specified in this Agreement shall be paid in U.S. dollars and shall not be subject to setoff against any other amounts due and payable under this Agreement or any other agreement.

          4.7  Taxes.  The party owing such royalty (the "Payor") will pay all
               -----
sales, use and other taxes imposed by any applicable laws and regulations as a result of the payments made under this Agreement, other than taxes based upon the Payee's net income. The Payor shall be entitled to deduct the amount of any withholding taxes, value-added taxes or other taxes, levies or charges with respect to such amounts, other than United States taxes, payable by the Payor, or any taxes required to be withheld by the Payor, to the extent the Payor pays to the appropriate governmental authority on behalf of the other party (the "Payee") such taxes, levies or charges. The Payor shall use reasonable efforts to minimize any such taxes, levies or charges required to be withheld on behalf of the Payee by the Payor. The Payor promptly shall deliver to the Payee proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto.

          4.8  DSC Work Group. SONY and LEXAR agree to establish within 3 months
               --------------
of the Effective Date, a Digital Still Camera Work Group ("DSC Work Group") to explore ways to optimize SONY'S Memory Stick technology and the Improved Memory Stick technology for digital still camera applications. LEXAR shall chair the DSC Work Group. LEXAR agrees that the DSC Work Group will *. SONY shall *.

     5.   RECORDS AND AUDIT REQUIREMENTS

          5.1  Records.  For a period of three (3) years after each royalty or
               -------
other payment is made under this Agreement, each party agrees to make and maintain such books, records and accounts as are reasonably necessary to verify such royalty and other payments.

          5.2  Reports.  Within sixty (60) calendar days after the end of each
               -------
calendar quarter, until all royalties and other payments payable hereunder shall have been reported and paid, the Payor shall furnish to the Payee a statement specifying the royalties owed for such quarter. If no royalties are due, that fact shall be shown on such statement.

          5.3  Audit.  Upon at least thirty (30) calendar days  prior written
               -----
notice to the Payor, no more than once a year, the Payee shall have the right, at its own cost and expense, to authorize a certified public accounting firm of internationally recognized standing selected by the Payee and approved by the Payor, which approval will not be unreasonably withheld, to audit the Payor's books, records, and accounts for the sole purpose of verifying royalties and other payments reported under Section 5.2. The accounting firm shall disclose to the Payee only whether the reports are correct or not and the specific details concerning any discrepancies. No other information shall be shared. If such accounting firm concludes that additional amounts were

* Material has been omitted and filed separately with the Commission.

owed during the audited period, the Payor shall pay such additional amounts within thirty (30) calendar days of the date the Payee delivers to the Payor such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by the Payee; provided, however, if the audit discloses that the royalties payable by the Payor for such period are more than one hundred five percent (105%) of the amounts actually paid for such period, then the Payor shall pay the reasonable fees and expenses charged by such accounting firm.

     6.   CONFIDENTIAL INFORMATION

          6.1  Definition of Confidential Information.  LEXAR and SONY
               --------------------------------------
acknowledge that, in the course of performing their respective obligations hereunder, each may obtain information relating to the other and the other's products that is of a confidential and proprietary nature to such other party. "Confidential Information" means confidential or proprietary information of either party which is (i) designated with the legend "Confidential" or comparable legend in case of disclosure thereof in written, graphic, machine readable or other tangible form or (ii) designated "Confidential" at the disclosure thereof in other form and within thirty (30) calendar days after such disclosure set forth in writing designated "Confidential" and forwarded to the receiving party. Confidential Information further includes without limitation the existence and terms of this Agreement unless otherwise agreed in writing.

          6.2  Exclusions.  Confidential Information does not include
               ----------
information which (i) is or becomes public knowledge or is received by the other party without the fault or action of the other party or any breach of any confidentiality obligation; (ii) the other party can document was independently developed by it without use or access to the Confidential Information; or (iii) the other party can document was previously known to it prior to receipt of the Confidential Information.

          6.3  Obligation.  Each of SONY and LEXAR agrees that, for a period of
               ----------
ten (10) years after receipt of such Confidential Information, it will (i) use the other party's Confidential Information only in connection with fulfilling its rights and obligations under this Agreement; (ii) hold the other party's Confidential Information in strict confidence and exercise due care with respect to its handling and protection, consistent with its own policies concerning protection of its own Confidential Information of like importance but in no instance less than reasonable care, such due care including without limitation requiring its employees to execute non-disclosure agreements which provide protection of the other party's Confidential Information which is at least as protective as the terms and conditions of this Agreement; (iii) not disclose, divulge or publish the other party's Confidential Information except to such of its responsible directors, employees and consultants and legal and financial advisors who have a bona fide need to know to the extent necessary to fulfill such party's obligations under this Agreement or except to the extent such Confidential Information is required to be disclosed pursuant to applicable law, regulation or court order provided the other party uses reasonable efforts to give the party owning the Confidential Information sufficient notice of such required disclosure to allow the party owning the Confidential Information reasonable opportunity to object to and to take legal action to prevent such disclosure (or to request confidential treatment thereof); (iv) instruct all such employees not to disclose the other party's Confidential Information to third parties, without the prior written permission of the other party. SONY acknowledges and agrees that the "bona fide need to know" standard set forth in the foregoing subsection (iii) above as applied to dissemination of LEXAR

Technology requires that authorized SONY employees must have actual need to use the LEXAR Technology to design or develop a specific Licensed Memory Stick. SONY further acknowledges and agrees that theoretical analysis and investigation of
(a) the features and functionality of the LEXAR Technology or (b) potential application of the LEXAR Technology for an unidentified project will not satisfy the "bona fide need to know" standard. Each party may disclose Confidential Information of the other party to its legal and financial advisors, as necessary to obtain tax, legal and accounting advice.

     7.   INTELLECTUAL PROPERTY RIGHTS

          7.1  LEXAR Technology.  All right, title, and interest in and to the
               ----------------
Pertinent LEXAR Technology and all LEXAR Intellectual Property Rights are the sole and exclusive property of LEXAR.

          7.2  SONY Technology.  All right, title, and interest in and to any of
               ---------------
the Improvements Technology or SONY Intellectual Property Rights (exclusive of the underlying Pertinent LEXAR Technology and LEXAR Intellectual Property Rights) are the sole and exclusive property of SONY.

     8.   USE OF CONTRACTORS

     Each party may retain third parties ("Contractors") to furnish services to it in connection with the performance of this Agreement and permit such Contractors to have access to the other party's Confidential Information, but only to the extent and insofar as reasonably required in connection with such party's performance under this Agreement; provided that all such Contractors shall be required to execute a written agreement sufficient to secure compliance by the Contractors with the contracting party's obligations of confidentiality concerning Confidential Information set forth in this Agreement.

     9.   WARRANTY

          9.1  Disclaimer of Warranty.  PERTINENT LEXAR TECHNOLOGY, LEXAR
               ----------------------
TECHNOLOGY DELIVERABLES AND LEXAR INTELLECTUAL PROPERTY RIGHTS ARE PROVIDED "AS-IS". EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LEXAR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LEXAR DOES NOT WARRANT THAT THE LEXAR TECHNOLOGY WILL OPERATE WITHIN LICENSED MEMORY STICKS OR HOST DEVICES OR WILL BE COMPATIBLE WITH LICENSED MEMORY STICKS OR HOST DEVICES.

     10.  TERM AND TERMINATION

          10.1  Term.  This Agreement will commence on the Effective Date and
                ----
continue indefinitely, unless sooner terminated as provided in this Section 10.

          10.2  Termination due to Material Breach.  If SONY materially breaches
                ----------------------------------
any
term or condition of this Agreement and fails to cure that breach within thirty
(30) calendar days after receiving written notice of the breach, LEXAR shall have the right to terminate this Agreement at any time after the end of such thirty (30) calendar day period.

          10.3  Termination upon Voluntary Bankruptcy.  If SONY (a) seeks the
                -------------------------------------
liquidation, reorganization, dissolution or winding up of itself (other than dissolution or winding up for the purposes of reconstruction or amalgamation) or the composition or readjustment of all or substantially all of its debts, (b) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its assets, (c) makes a general assignment for the benefit of its creditors, (d) commences a voluntary case under the bankruptcy code, or (e) files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts, then LEXAR shall have the right to immediately terminate this Agreement upon written notice to SONY.

          10.4  Termination upon Involuntary Bankruptcy.  If a proceeding or
                ---------------------------------------
case is commenced without the application or consent of SONY and such proceeding or case continues undismissed, or an order, judgment or decree approving or ordering any of the following is entered and continues unstayed in effect, for a period of ninety (90) calendar days from and after the date service of process is effected upon such party, seeking (a) its liquidation, reorganization, dissolution or winding up, or the composition or readjustment of all or substantially all of its debts, (b) the appointment of a trustee, receiver, custodian, liquidator or the like of itself or of all or substantially all of its assets, or (c) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or readjustment of debts, then LEXAR shall have the right to immediately terminate this Agreement any time after the end of such ninety (90) calendar day period.

          10.5  Obligations Upon Termination.  Upon any termination of this
                ----------------------------
Agreement: (i) each party shall promptly pay the other party any unpaid amount payable under this agreement ; and (ii) within thirty (30) days after the termination and at the request of the other party, LEXAR and SONY shall return or destroy all copies of the Confidential Information of the other party and shall have an officer certify in writing that the party has complied with this obligation, provided, however, that each party shall have the right to retain a reasonable number of copies of the Confidential Information for purposes of verifying its legal rights and obligations hereunder and for the support and maintenance of Licensed Memory Sticks with respect to which all applicable royalties have been paid.

          10.6  Survival of Obligations. The following provisions shall survive
                -----------------------
termination or expiration of this Agreement:  Sections 2.3, 5, 6, 8, 9, 10.5,
10.6 and 11.

     11.  LIMITATION OF LIABILITY

          11.1  General Limitation of Damages.  IN NO EVENT SHALL EITHER PARTY
                -----------------------------
BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, LOSS OF USE, DATA OR PROFITS, INTERRUPTION OF BUSINESS OR ANY SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED,

ON ANY THEORY OF LIABILITY, WHETHER IN AN ACTION FOR CONTRACT, STRICT LIABILITY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

          11.2  Severability.  EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH
                ------------
PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTY OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER SUCH PROVISION. FURTHER, IN THE EVENT THAT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES SHALL REMAIN IN EFFECT.

     12.  GENERAL

          12.1  Governing Law. This Agreement shall be governed by and construed
                -------------
in accordance with the laws of Japan without reference to the conflicts of law principles thereof.

          12.2  Injunctive Relief.  Each of the parties acknowledges that
                -----------------
unauthorized disclosure or use of the other party's Confidential Information or infringement or misappropriation of the other party's intellectual property rights could cause irreparable harm and significant injury that would be difficult to ascertain and may not be compensable by damages alone. Accordingly, the parties agree that, in addition to any and all legal remedies, each party shall be entitled to seek specific performance, injunction or other appropriate equitable relief for claims regarding intellectual property rights or Confidential Information.

          12.3  Assignment.  Neither party may assign or transfer this Agreement
                ----------
without the prior written consent of the other, except that each party may assign or transfer this Agreement, including all of its rights and obligations under this Agreement, in the course of a merger, reorganization or acquisition of substantially all of such party's assets without consent of the other party. Any assignment permitted hereunder will be subject to the written assent of the assignee to all of the terms and provisions of this Agreement. Any attempted assignment in derogation of this section will be null and void.

          12.4  Modification and Waiver.  No modification to this Agreement, nor
                -----------------------
any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

          12.5  Notices.  Any required or permitted notices hereunder must be
                -------
given in writing at the address of each party set forth below, or to such other address as either party may substitute by written notice to the other in the manner contemplated herein. Notices will be effective upon receipt.

          To LEXAR:                           To SONY:
          Lexar Media, Inc.                   Sony Corporation
          47421 Bayside Parkway               1-11-1 Osaki Shinigawa-ku
          Fremont, CA 94538                   Tokyo, 141-0032 Japan
          Attention:  John Reimer             Attention: Masaharu Yanaga

          Phone:  1-510-413-1228              Phone:  81-3-5435-3602
          Fax:  1-510-440-3499                Fax:  81-3-5435-3802


          Copy to:                            Copy to:
          Fenwick & West LLP                  Intellectual Property Department
          Two Palo Alto Square                Sony Corporation
          Palo Alto, CA 94306                 6-7-35 Kitashinigawa, Shinigawa-ku
          Attn.:  Larry Granatelli            Tokyo 141-0001, Japan
          Phone: 1-650-494-0600               Attn.:  General Manager
          Fax:  1-650-494-1417                Phone: 81-3-5448-2615
                                              Fax:  81-3-5448-7835

          12.6  Compliance with Law, including U.S. Export Laws.  Each party
                -----------------------------------------------
agrees to comply with all applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to the technical information disclosed hereunder or direct products thereof. Neither party shall export or re-export, directly or indirectly, any technical information disclosed hereunder or direct products thereof to any destination prohibited or restricted by the export control laws and regulations of the United States, including the U.S. Export Administration Regulations, without the prior authorization from the appropriate governmental authorities.

          12.7  Force Majeure.  Neither party shall be responsible for delay or
                -------------
failure in performance to the extent caused by any government act, law, regulation, order or decree, by communication line or power failures beyond its control, or by fire, flood or other natural disasters or by other causes beyond its reasonable control, nor shall any such delay or failure be considered to be a breach of this Agreement, provided that such party shall use commercially reasonable efforts to resume performance as soon as reasonably practicable thereafter.

          12.8  Headings.  The headings of the Sections of this Agreement are
                --------
for convenience only and will not be of any effect in construing the meanings of the Sections.

          12.9  Counterparts.  This Agreement may be executed in multiple
                ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          12.10 Independent Contractors.  In performing their respective duties
                -----------------------
under this Agreement, each of the parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship. Neither party will have the power to bind the other party or incur obligations on the other party's behalf without the other party's prior written consent.

          12.11 Severability.  In the event that it is determined by a court of
                ------------
competent jurisdiction that any provision of this Agreement is invalid, illegal, or otherwise unenforceable, such provision will be enforced as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement will remain in full force and effect and bind the parties according to its terms. To the extent any provision cannot be enforced in accordance with the stated intentions of the parties, such provisions will be deemed not to be a part of this Agreement.

          12.12  Entire Agreement.  This Agreement and the exhibits attached
                 ----------------
hereto constitute the entire and exclusive agreement between the parties hereto with respect to the subject matter hereof and supersede any prior representations, understandings and agreements between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, LEXAR and SONY have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Lexar Media, Inc.                          Sony Corporation:

By: /s/ John Reimer                         By: /s/ Masaharu Yanaga
   -----------------------------               ---------------------------

Title: PRESIDENT & CEO                      Title: Senior General Manager,
       -------------------------                  ------------------------
                                                  M.S. Division

CONFIDENTIAL TREATMENT REQUESTED


                                   Exhibits

     Exhibit A:    Memory Stick Specifications

     Exhibit B:    Exceptions to Pertinent LEXAR Technology

     Exhibit C:    Sublicense Agreement

     Exhibit D:    Host Device License

CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT A

                          MEMORY STICK SPECIFICATIONS

    Exhibit A: Outlines of the Memory Stick Standard Specifications ver.1.2

                                   Contents

1.   Introduction........................................................   1-1
     1.1.   Overview.....................................................   1-1
     1.2.   Scope........................................................   1-1
     1.3.   Architecture.................................................   1-2
     1.4.   References...................................................   1-3
     1.5.   Definitions..................................................   1-3

2.   Physical Specifications.............................................   2-1
     2.1.   Outline......................................................   2-1
     2.2.   Connector....................................................   2-2
     2.3.   Option.......................................................   2-6

3.   Reliability Test Standards..........................................   3-1
     3.1.   Test Condition...............................................   3-1
     3.2.   Test and Performance Standards...............................   3-1

4.   Electrical Specifications...........................................   4-1
     4.1.   Overview.....................................................   4-1
     4.2.   Pin Assignment...............................................   4-3
     4.3.   Signal Description...........................................   4-4
     4.4.   Electrical Characteristics...................................   4-5
     4.5.   Insertion Detect.............................................   4-10
     4.6.   Termination..................................................   4-11
     4.7.   Power Supply ON/OFF Procedure................................   4-12
     4.8.   Attribute Information........................................   4-13
     4.9.   Write-protect Switch.........................................   4-14

5.   Serial Interface....................................................   5-1
     5.1.   System Configuration.........................................   5-1
     5.2.   Serial I/F Overview..........................................   5-3
     5.3.   Protocol.....................................................   5-5
     5.4.   Protocol Error...............................................   5-7
     5.5.   Signal Timing................................................   5-9
     5.6.   Bus State....................................................   5-11
     5.7.   Transfer Protocol Command (TPC)..............................   5-18
     5.8.   Registers....................................................   5-22
     5.9.   Acceptable TPC...............................................   5-35

6.   Command Control.....................................................   6-1
     6.1.   Command Overview.............................................   6-1
     6.2.   Flash CMD....................................................   6-5
     6.3.   Function CMD.................................................   6-17
     6.4.   Access to Attribute ROM......................................   6-19
     6.5.   Acceptable CMD...............................................   6-20
     6.6.   Command Control..............................................   6-21

7.   Physical Format.....................................................   7-1
     7.1.   Memory Stick Capacity........................................   7-1
     7.2.   Physical Structure...........................................   7-3
     7.3.   ExtraDataArea................................................   7-4
     7.4.   Boot Block...................................................   7-7
     7.5.   User Block...................................................   7-16
     7.6.   Information Block............................................   7-16
     7.7.   Logical/Physical Translation Table Block.....................   7-17
     7.8.   Factory Default..............................................   7-19
     7.9.   Example of Boot Block Retrieval..............................   7-20
     7.10.  Example of Sector Data Updating..............................   7-21
     7.11.  Example of Sector Data Readout...............................   7-22
     7.12.  Example of Logical/Physical Translation Table Generation.....   7-23

8.   Logical Format......................................................   8-1
     8.1.   Overview.....................................................   8-1
     8.2.   Parameter Setting by Capacity................................   8-5
     8.3.   Digital Read Protect Bit.....................................   8-23
     8.4.   Special File.................................................   8-24
     8.5.   Relation between Logical Sector and Logical Address..........   8-25
     8.6.   Notes on Format Processing...................................   8-26

9.   Directory Regulation................................................   9-1
     9.1.   Overview.....................................................   9-1
     9.2.   Directory Structure..........................................   9-2

CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT B


                    EXCEPTIONS TO PERTINENT LEXAR TECHNOLOGY


       I. Technology related to patents and patent applications regarding Internet-based photo-finishing.

      II. Technology relating to the following * into a flash memory device patents and patent applications:
           a.  Patent application *
           b.  Patent application *

     III.  Technology relating to the patent application *

      IV. Technology relating to the following * patents and patent applications:
           a.  Patent # *
           b.  Patent # *
           c.  Patent # *
           d.  Patent Application *

* Material has been omitted and filed separately with the Commission.

                                   EXHIBIT C

                              SUBLICENSE AGREEMENT

                                   EXHIBIT C
                    (to Lexar Technology License Agreement)

                         FORM OF SUB-LICENSE AGREEMENT

     Any sub-license Agreement made and entered into between SONY and a sub-licensee ("SUBLICENSEE"), as permitted under Section 2.2 (b) of the Agreement, shall be entered into only with SUBLICENSEES that have also executed SONY's form Memory Stick - Player/Recorder Agreement, shall not include any terms inconsistent with the Agreement and shall include the following terms:

     1.   DEFINITIONS

          1.1  "Affiliate" shall mean, with respect to any person or entity, any
                ---------
other person or entity that controls, is controlled by or is under common control with such person or entity. For purposes of this Agreement, a person or entity shall be in "control" of an entity if it owns or controls at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to control the management and policies of such other entity.

          1.2  "Have Manufactured" means only that the relevant entity may
                -----------------
contract with a third party or parties to manufacture the licensed product for and on behalf of itself.

          1.3  "Host Device" means any electronics product that utilizes a
                -----------
Memory Stick or an Improved Memory Stick for the purposes of data storage, recording or retrieval.

          1.4  "Improved Memory Stick" means the Memory Stick improved by LEXAR
                ---------------------
or jointly by LEXAR and SONY, which conforms to the Memory Stick Specifications.

          1.5  "Intellectual Property Rights" means all rights of SUBLICENSEE or
                ----------------------------
LEXAR in and to (i) all patent applications and patents having a priority date prior to * and (ii) all mask work rights, copyrights, moral rights, trade secret rights and other know-how rights regarding subject matter generated prior to *.

          1.6  "LEXAR Intellectual Property Rights" means the Intellectual
                ----------------------------------
Property Rights that LEXAR licensed to SONY in and to the Pertinent LEXAR Technology, which Intellectual Property Rights are owned by or licensed to LEXAR (with the right to grant sublicenses without payment of compensation to any third party other than employees of LEXAR).

          1.7  "Licensed Memory Stick" means a Memory Stick that incorporates or
                ---------------------
uses LEXAR Intellectual Property Rights.

* Material has been omitted and filed separately with the Commission.

          1.8  "MagicGate Memory Stick" means SONY's Memory Stick flash memory
                ----------------------
product with a copy protection feature.

          1.9  "Memory Stick" means a flash memory data storage device, which
                ------------
meets the Memory Stick Specifications. Memory Stick shall include, without limitation, the Improved Memory Stick and the MagicGate Memory Stick.

          1.10 "Memory Stick Specifications" means the specifications for a
                ---------------------------
certain flash memory data storage system, the outline of which is set forth in an attached Exhibit (as such specifications are from time to time modified or replaced by SONY in its sole discretion).

          1.11 "Pertinent LEXAR Technology" means technology described in or
                --------------------------
related to LEXAR's currently granted patents and pending patent applications.

     2.   GRANT OF LICENSE RIGHTS

          2.1  License Grants.  Subject to SUBLICENSEE's  and its Affiliate's
               --------------
compliance with the terms and conditions of this Agreement, SONY hereby grants and agrees to grant to SUBLICENSEE and its Affiliates a worldwide, nonexclusive, non-transferable, non-assignable license, under all LEXAR Intellectual Property Rights, to manufacture, Have Manufactured, use, offer for sale, import and sell Host Devices and any components of Host Devices, provided that SUBLICENSEE and its Affiliates shall only be sublicensed under LEXAR Intellectual Property Rights for that portion of a Host Device or of any component of a Host Device that communicates directly with a Licensed Memory Stick.

          2.2  No Further Sublicensing.  SUBLICENSEE and its Affiliates shall
               -----------------------
have no right to and shall not further sublicense the rights granted in Section 2.1.

          2.3  Restrictions.
               ------------

               (a) SUBLICENSEE and its Affiliates will have no right or license to use, sublicense, transfer or otherwise convey to any third party the LEXAR Intellectual Property Rights, or any enhancement, improvement or derivative thereof.

               (b) SUBLICENSEE and its Affiliates shall have no right to use the LEXAR trade name or LEXAR trademarks.

               (c) SUBLICENSEE and its Affiliates shall not, and shall not permit any of its manufacturers to, reverse engineer any of the Pertinent LEXAR Technology.

          2.4 SUBLICENSEE agrees to grant to LEXAR on reasonable and non-discriminating conditions, a non-exclusive, non-transferable license to manufacture and sell Licensed Products under any and all Licensee Patents (as such terms are defined the Memory Stick - Player/Recorder Agreement).

          2.5  Reservation.  No license or right is granted, by implication or
               -----------
otherwise, to any patent rights, Confidential Information or other intellectual property rights now or hereafter owned or controlled by LEXAR, except for the licenses and rights expressly granted in this Agreement. No license is granted to SUBLICENSEE or its Affiliates with respect to other LEXAR products or other technologies.

     3.   INTELLECTUAL PROPERTY RIGHTS

          3.1  LEXAR Technology.  All right, title, and interest in and to the
               ----------------
Pertinent LEXAR Technology and all LEXAR Intellectual Property Rights are the sole and exclusive property of LEXAR.

     4.   DISCLAIMER OF WARRANTY

          PERTINENT LEXAR TECHNOLOGY AND LEXAR INTELLECTUAL PROPERTY RIGHTS ARE PROVIDED "AS-IS". LEXAR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LEXAR DOES NOT WARRANT THAT THE LEXAR TECHNOLOGY WILL OPERATE WITHIN LICENSED MEMORY STICKS OR HOST DEVICES OR WILL BE COMPATIBLE WITH LICENSED MEMORY STICKS OR HOST DEVICES.

     5.   TERM AND TERMINATION

          5.1  Survival of Obligations. The following provisions shall survive
               -----------------------
termination or expiration of this Agreement:  Sections 2.4, 4 and 5.

                                   EXHIBIT D

                              HOST DEVICE LICENSE

                        Memory Stick - Player/Recorder
                        ------------------------------
                               A G R E E M E N T
                               -----------------

Agreement made as of............................................. by and between
Sony Corporation, having an office at 6-7-35 Kitashinagawa, Shinagawa-ku, Tokyo
141-0001 Japan (hereinafter referred to as "Sony") and .........................
 ............... (hereinafter referred to as "Licensee").

WHEREAS, Sony has been engaged in the research and development of systems, which record digitally encoded signals, such as still picture images, on IC recording media and/or reproduce such signals, and has obtained valuable know-how and experience thereby;

WHEREAS, Sony, as a result of such research and development efforts, has presented a new data recording, storage and reproduction system under the name "Memory Stick" (hereinafter referred to as "Memory Stick System");

WHEREAS, Licensee desires the right to manufacture and sell certain players/recorders for Memory Stick System;

WHEREAS, Licensee has requested to be licensed by Sony under certain intellectual property rights pertinent to Memory Stick System which Sony owns and has requested Sony to disclose and make available certain technical information on Memory Stick System; and

WHEREAS, Sony is willing to grant such license and to provide such information on terms and conditions more specifically set forth hereunder;

NOW, THEREFORE, in mutual consideration of the premises and the faithful performance of the mutual covenants hereinafter set forth, the parties hereto have agreed as follows:


     Article I - Definitions


As used in this Agreement the following terms shall have the following meanings, unless the context clearly requires otherwise:

1.01 Memory Stick Standard Specifications - the technical specifications which are made by Sony and titled as "Memory Stick Standard Format Specifications ver. 1.2". (The Memory Stick Standard Specifications shall include the updated versions of them as represented by the change in the version number only at the right side of the decimal point, such as "Memory Stick Standard Format Specifications ver. 1.X", but shall not include major revision of them as represented by the change of the first digit of the version number, such as "Memory Stick Standard Format Specifications ver. X.1".) Outlines of the current Memory Stick Standard Specifications shall be described in Exhibit A.

The Memory Stick Standard Specifications shall not include specifications for application formats or copyright protection features which Sony is developing.

1.02 IC Recording Media - an IC recording media which conforms to the Memory Stick Standard Specifications.

1.03 Licensed Product - any device which records data on an IC Recording Media and/or retrieves data recorded on an IC Recording Media and which conforms to the Memory Stick Standard Specifications.

1.04 Trademark - the trademark "Memory Stick" owned by Sony, of which logotype shall be designated in Exhibit B.

1.05 Patent Rights - any patents and any applications therefor, which a party owns or controls or may hereafter own or control during the term of this Agreement and as to which and to the extent to which such party has the right to grant licenses without payment of compensation to any third parties other than employees of such party.

1.06 Associated Company - any corporation or other legal entity, in which Sony or Licensee, as the case may be, now or hereafter controls, directly or indirectly, more than fifty percent (50%) of the shares entitled to vote for the election of directors or persons performing similar functions.

1.07 Licensed Patents - Patent Rights of Sony or any one of its Associated Companies, necessary to manufacture, use, sell and/or otherwise dispose of products conforming to the Memory Stick Standard Specifications, including, without limitation, Patent Rights listed in Exhibit C.

1.08 Licensee Patents - Patent Rights of Licensee or any one of its Associated Companies necessary to manufacture, use, sell and/or otherwise dispose of products conforming to the Memory Stick Standard Specifications.


     Article II - Licenses


Subject to the terms and conditions of this Agreement:

2.01 During the term of this Agreement, Sony hereby grants to Licensee and its Associated Companies a non-exclusive, non-transferable (except as set forth in Articles IV and VIII), indivisible, * license under the Memory Stick Standard Specifications and Licensed Patents to manufacture, use, sell and/or otherwise dispose of the Licensed Products in all countries of the world.

2.02 Licensee hereby grants Sony and its Associated Companies a non-exclusive, non-transferable, indivisible, * license under the Licensee Patents to manufacture, use, sell/or otherwise dispose of the Licensed Products in all countries of the world.

2.03 Licensee agrees to grant to other third parties who shall have entered into a license agreement with Sony or any of its Associated Companies concerning Licensed Products and who shall have accepted a similar undertaking as contained in this paragraph 2.03, on reasonable and
                                      ---
* Material has been omitted and filed separately with the Commission.

non-discriminating conditions, a non-exclusive, non-transferable license to manufacture and sell Licensed Products under any and all Licensee Patents.

IT IS EXPRESSLY UNDERSTOOD THAT THE LICENSES UNDER THIS ARTICLE II DO NOT INCLUDE ANY RIGHTS TO SELL COMPONENTS OF THE LICENSED PRODUCTS, SUCH AS BUT NOT LIMITED TO SEMICONDUCTOR DEVICES, AND INTEGRATED CIRCUITS.


                     Article III - Standard Specifications
                     -------------------------------------
                          And Compatibility Assurance
                          ---------------------------

3.01 Sony shall immediately make available to Licensee for use by Licensee and its Associated Companies, solely in connection with the exercise of the rights granted in paragraphs 2.01 of Article II, a copy of the then current version of the Memory Stick Standard Specifications, and the instructions regarding the use of logo (hereinafter referred to as the "Logotype and How to Use It"). Licensee shall not modify, reproduce or distribute the Memory Stick Standard Specifications without Sony's prior written consent. Licensee may obtain an extra copy of the Memory Stick Standard Specifications from Sony with an additional payment to Sony which is not higher than the amount for such extra copy Sony charges to other third parties who have entered into a license agreement with Sony concerning Licensed Products.

3.02 In case Sony, in the exercise of its reasonable business judgement, determines that an addition or modification to any of the Memory Stick Standard Specifications should be made, Licensee shall be so notified in writing and be furnished with information to assist Licensee in the interpretation of such addition and/or modification.

3.03 Licensee and its Associated Companies will not sell or offer for sale Licensed Products unless such Licensed Products meet the Memory Stick Standard Specifications and are fully compatible with IC Recording Media.

3.04 Licensee and its Associated Companies agree to deliver to Sony, upon the request of Sony at reasonable intervals, a reasonable number of random samples of Licensed Products manufactured by or for Licensee and its Associated Companies in order to permit Sony to verify that the Licensed Products meet the Memory Stick Standard Specifications and are fully compatible with IC Recording Media.

3.05 After examining any Licensed Product submitted to Sony by Licensee or any of its Associated Companies pursuant to paragraph 3.04 or any Licensed Product sold by Licensee or any of its Associated Companies and purchased by Sony in the market, Sony may notify Licensee of any failure by Licensee and/or any of its Associated Companies to maintain the quality level for the Licensed Products set forth in paragraph 3.03.


                            Article IV - Have made
                            ----------------------

The licenses and rights granted to Sony, Licensee and their respective Associated Companies pursuant to Article II and the right of Licensee and its Associated Companies to use technical information pursuant to Article III, include the right for Sony, Licensee and their respective Associated Companies to have third parties manufacture for their use and account, such Licensed Products and components thereof as required in and for their manufacture of Licensed Products, provided that such third parties agree in writing to use the licenses, rights and information only for the manufacture of Licensed Products and components thereof ordered by Sony, Licensee and/or their respective Associated Companies and also agree in writing to observe the secrecy obligations accepted hereunder and provided further that any manufacturing of Licensed Products and components of Licensed Products covered by the Licensed Patents shall only be pursuant to designs developed by or for Sony or Licensee.


     Article V - Patent Markings and Trademark License


5.01 Licensee shall place appropriate patent markings on an exposed surface of the Licensed Products made and/or sold or otherwise disposed of hereunder, unless otherwise indicated by Sony in writing. The content, form, location and language used in such markings shall be in accordance with the laws and practices of the country where the Licensed Products are manufactured or sold.

5.02 Sony grants Licensee and its Associated Companies a non-exclusive, non-transferable, indivisible right to use the Trademark set forth in Exhibit B on and with respect to Licensed Products manufactured by or for Licensee and/or its Associated Companies in accordance with the instructions laid down in the Logotype and How to Use It. In advertisements and sales literature with respect to Licensed Products sold by Licensee and/or its Associated Companies, the Trademark may also be used in accordance with the instructions laid down in the Logotype and How to Use It. Such license shall be royalty free.

5.03 If Licensee fails to meet or fails to cause any of its Associated Companies to meet the quality level for the Licensed Products set forth in paragraph 3.03 within sixty (60) days after such notice from Sony as set forth in paragraph 3.05, Sony shall have the right to terminate this Agreement in its entirety.
The obligation to cure any deficiency following notice thereof shall apply only to Licensed Products manufactured following notice thereof, and shall not require Licensee or its Associated Companies to recall or to remanufacture Licensed Products in inventory, in distribution channels or in the possession of end users.

5.04 Licensee agrees that every Licensed Product sold or otherwise disposed under this Agreement shall have permanently affixed thereto an identifying mark or insignia acceptable to Sony which mark or insignia shall serve as an indicia of origin of the Licensed Product.


                            Article VI - Disclaimer
                            -----------------------

     Sony warrants that it shall furnish the information to be supplied by it to the best of its ability, but it makes no representation or warranty as to the value of the information transmitted or the ability of Licensee and its Associated Companies to make use thereof to secure interchangeability. Sony makes no warranty whatsoever that the use of information supplied by Sony does not infringe or may not cause infringement of intellectual property rights owned or controlled by third parties, or of intellectual property rights owned or controlled by Sony or its Associated Company not licensed pursuant to Article
II. Sony makes no warranty whatsoever as to the validity of the Trademark or Licensed Patents. Licensee and its Associated Companies make no warranty whatsoever as to the validity of the Licensed Patents.


Licensee acknowledges that third parties may own intellectual property rights in the field of Licensed Products and Licensee accepts that Sony makes no warranty whatsoever that any manufacture, use, sale or other disposition of Licensed Products will be free from infringement of any intellectual property rights other than those as expressly licensed hereunder. Product liability with respect to the Licensed Products shall be the sole responsibility of Licensee and its Associated Companies.


                             Article VII - Secrecy
                             ---------------------

Licensee agrees that, subject to what has been provided for in Article IV of this Agreement, Licensee and its Associated Companies shall not disclose to any third party information acquired from Sony relative to the Licensed Products. This obligation, which shall run in perpetuity, shall not apply to the extent information so acquired:

     (a) was known to Licensee or its Associated Companies prior to the date said information was acquired from Sony, as shown by records of Licensee or any of its Associated Companies or otherwise demonstrated to Sony's satisfaction;
     (b) is or has become available to the public in general through no fault of Licensee or its Associated Companies;
     (c) was or is independently developed by officers or employees of the receiving party who have not had access to the information acquired from Sony relative to the Licensed Products.

In protecting information acquired from Sony, Licensee agrees that Licensee and its Associated Companies will take all necessary measures and precautions, including, but not limited to, measures requiring their present and future employees to give suitable undertakings of secrecy both for the period of their employment and thereafter, and that such information will be treated in the same manner and with the same degree of care as Licensee applies and has applied to its own information of a sensitive or confidential nature.

     Article VIII - Assignment


Neither party may assign or transfer this Agreement without the prior written consent of the other, except that each party may assign or transfer this Agreement, and all rights and obligations hereunder, in the course of a merger, reorganization or acquisition of all or substantially all of such party's remaining assets without the consent of of the other party. Any assignment or transfer permitted hereunder will be subject to the written assent of the assignee or transferee to assume all of the rights and obligations associated with this Agreement. Any attempted assignment in derogation of this section will be null and void

Notwithstanding LEXAR's right to assign or transfer this Agreement and all rights and obligations hereunder, in the course of a merger, reorganization or acquisition of all or substantially all of LEXAR's remaining assets related to the Licensed Memory Stick without the consent of SONY, LEXAR agrees not to assign or transfer this Agreement to * or any entity that is controlled, directly or indirectly, by one or more of such companies.


                       Article IX - Term and Termination
                       ---------------------------------

9.01 This Agreement shall be effective from the date first written above.
Unless otherwise terminated, the term of this Agreement shall be ten (10) years from the effective date of this Agreement. Before expiration of this Agreement, either party may request to have negotiation regarding the extension of this Agreement.

9.02 Either party may terminate this Agreement following thirty (30) days written notice to the other party of a material breach by the other party in the event that the latter shall fail to remedy the breach within the thirty (30) day period. The notice must specify the nature of the breach. Such right of termination shall not be exclusive of any other remedies or means of redress to which the non-breaching party may be lawfully entitled, it being intended that all such remedies shall be cumulative.

9.03 If Sony or its Associated Companies should institute any suit or action which challenges or concerns the validity of the Licensee Patents, Licensee may give written notice to Sony terminating this Agreement and this Agreement shall be terminated in accordance with the notice.

9.04 If Licensee or its Associated Companies should institute any suit or action which challenges or concerns the validity of the Licensed Patents, Sony may give written notice to Licensee terminating this Agreement and this Agreement shall be terminated in accordance with the notice.

9.05 If Sony or Licensee should be dissolved or file a voluntary petition in bankruptcy or seek any court or governmental protection from creditors or make any assignment for creditors, or should an







*Material has been omitted and filed separately with the Commission.

order be entered pursuant to any law relating to bankruptcy or insolvency appointing a receiver or trustee for Sony or Licensee, and if any such receivership is not terminated within sixty (60) days, then, in any of the events specified in this paragraph 9.04, Sony or Licensee may give written notice to Licensee or Sony, respectively, terminating this Agreement and this Agreement shall be terminated in accordance with the notice.

9.06 Paragraphs 2.02, 2.03 of Article II, Article IV and Article VII shall survive any termination or expiration of this Agreement.


                           Article X - Miscellaneous
                           -------------------------

10.01 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them. Neither of the parties shall be bound by any conditions, definitions, warranties, waivers, releases or representations (either expressed or implied) with respect to the subject matter of this Agreement, other than expressly provided for herein, or as duly set forth on or subsequent to the date hereof in writing and signed by a duly authorized representative of the party to be bound thereby.

10.02 Nothing contained in this Agreement shall be construed

     (a) as imposing on either party any obligation not to institute any suit or action which challenges or concerns the validity of the Patent Rights.

     (b) as imposing on Sony or Licensee any obligation to institute any suit or action for infringement of any of the Licensed Patents or Licensee Patents, respectively, licensed or referred to hereunder, or to defend any suit or action brought by a third party which challenges or concerns the validity of any of such Licensed Patents or Licensee Patents, it being expressly understood that Sony and Licensee shall have no right to institute any such suit or action for infringement of any of the Licensed Patents licensed by Sony hereunder or any of the Licensee Patents licensed hereunder, nor the right to defend any such suit or action which challenges or concerns the validity of any such Licensed Patents or Licensee Patents;

     (c) as imposing any obligation to file any patent application or to secure any patent or to maintain any patent in force;

     (d) as conferring any license or right to copy or to simulate the appearance and/or design of any product of the other party or its Associated Companies, except as expressly provided herein;

     (e) as conferring any license under the Licensed Patents or the Licensee Patents licensed or referred to hereunder to manufacture, use, sell or otherwise dispose of any product or device other than a Licensed Product.

     (f) as conferring any license to Licensee or its Associated Companies under any intellectual property rights of Sony or its Associated Companies, other than Memory Stick Standard Specifications, Licensed Patents and Trademark.

     (g) as conferring any license to Sony or its Associated Companies under any intellectual property rights of Licensee or its Associated Companies, other than Licensee Patents.

     (h) as a warranty, assurance or representation by Sony to Licensee as to quality level, no-defect, compatibility and completeness for any of the Licensed Products manufactured by Licensee and its Associated Companies notwithstanding the quality control procedure pursuant to Article III.

10.03 If at any time a party shall elect not to assert its rights under any provision of this Agreement, such action or lack of action in that respect shall not be construed as a waiver of its rights under said provision or of any other provision of this Agreement.

10.04 Any notice or request required by this Agreement to be sent by any party hereto to the other shall be given in writing by letter, facsimile, cable or radiogram directed, in respect of Licensee, to:

                               John Reimer, President & CEO
                               Lexar Media, Inc.
                               47421 Bayside Parkway
                               Fremont, CA 94358
                               Fax: +1-510-413-1228  Phone: +1-510-440-3499

and, in respect of Sony, to:   General Manager
                               Contracts and Licensing Department
                               Sony Corporation
                               6-7-35 Kitashinagawa, Shinagawa-ku,
                               Tokyo 141-0001, Japan
                               Fax: +81-3-5448-7835  Phone: +81-3-5448-2615

or to such other addresses as may have been previously specified in writing by either party to the other.

10.05 This Agreement, its validity, its interpretation and performance shall be governed by the laws of Japan as if this Agreement were wholly executed and wholly to be performed in Japan. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of the Agreement shall remain in full force and effect.

10.06 All disputes between the parties hereto arising out of or in connection with the interpretation or execution of this Agreement during its life or thereafter shall be finally settled by the Tokyo District Court.

IN WITNESS WHEREOF, the parties hereof have caused this Agreement to be signed on the date first above written.


SONY CORPORATION                          LICENSEE


By:                                       By:
   -----------------------------------       -----------------------------------

Name:  Ken-ichiro Yonezawa                Name:
     ---------------------------------         ---------------------------------

Title: Corporate Senior Vice President    Title:
      --------------------------------          --------------------------------

Date:                                     Date:
     ---------------------------------         ---------------------------------

Exhibit A: Outlines of the Memory Stick Standard Specifications ver.1.2

                                   Contents

1.   Introduction......................................................    1-1
     1.1.   Overview...................................................    1-1
     1.2.   Scope......................................................    1-1
     1.3.   Architecture...............................................    1-2
     1.4.   References.................................................    1-3
     1.5.   Definitions................................................    1-3

2.   Physical Specifications...........................................    2-1
     2.1.   Outline....................................................    2-1
     2.2.   Connector..................................................    2-2
     2.3.   Option.....................................................    2-6

3.   Reliability Test Standards........................................    3-1
     3.1.   Test Condition.............................................    3-1
     3.2.   Test and Performance Standards.............................    3-1

4.   Electrical Specifications.........................................    4-1
     4.1.   Overview...................................................    4-1
     4.2.   Pin Assignment.............................................    4-3
     4.3.   Signal Description.........................................    4-4
     4.4.   Electrical Characteristics.................................    4-5
     4.5.   Insertion Detect...........................................    4-10
     4.6.   Termination................................................    4-11
     4.7.   Power Supply ON/OFF Procedure..............................    4-12
     4.8.   Attribute Information......................................    4-13
     4.9.   Write-protect Switch.......................................    4-14

5.   Serial Interface..................................................    5-1
     5.1.   System Configuration.......................................    5-1
     5.2.   Serial I/F Overview........................................    5-3
     5.3.   Protocol...................................................    5-5
     5.4.   Protocol Error.............................................    5-7
     5.5.   Signal Timing..............................................    5-9
     5.6.   Bus State..................................................    5-11
     5.7.   Transfer Protocol Command (TPC)............................    5-18
     5.8.   Registers..................................................    5-22

     5.9.   Acceptable TPC.............................................    5-35

6.   Command Control...................................................    6-1
     6.1.   Command Overview...........................................    6-1
     6.2.   Flash CMD..................................................    6-5
     6.3.   Function CMD...............................................    6-17
     6.4.   Access to Attribute ROM....................................    6-19
     6.5.   Acceptable CMD.............................................    6-20
     6.6.   Command Control............................................    6-21

7.   Physical Format...................................................    7-1
     7.1.   Memory Stick Capacity......................................    7-1
     7.2.   Physical Structure.........................................    7-3
     7.3.   ExtraDataArea..............................................    7-4
     7.4.   Boot Block.................................................    7-7
     7.5.   User Block.................................................    7-16
     7.6.   Information Block..........................................    7-16
     7.7.   Logical/Physical Translation Table Block...................    7-17
     7.8.   Factory Default............................................    7-19
     7.9.   Example of Boot Block Retrieval............................    7-20
     7.10.  Example of Sector Data Updating............................    7-21
     7.11.  Example of Sector Data Readout.............................    7-22
     7.12.  Example of Logical/Physical Translation Table Generation...    7-23

8.   Logical Format....................................................    8-1
     8.1.   Overview...................................................    8-1
     8.2.   Parameter Setting by Capacity..............................    8-5
     8.3.   Digital Read Protect Bit...................................    8-23
     8.4.   Special File...............................................    8-24
     8.5.   Relation between Logical Sector and Logical Address........    8-25
     8.6.   Notes on Format Processing.................................    8-26

9.   Directory Regulation..............................................    9-1
     9.1.   Overview...................................................    9-1
     9.2.   Directory Structure........................................    9-2

Exhibit B: Trademark

Exhibit C: Licensed Patents
 Japanese Patent Application Number

*

* Material has been omitted and filed separately with the Commission.